UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 30, 2009

eTELCHARGE.COM

(Exact name of registrant as specified in its charter)

NEVADA	000-304799	75-2847699
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

124 Loftin St., Suite 600, Cedar Hill, TX 75104

 (Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code 972-298-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under  any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) and (b) Changes in Independent Registered Public Accounting Firm

On March 23, 2009 the Board of Directors of Etelcharge.com (the “Company”) approved the engagement of Turner, Stone & Company, L.L.P. (TS) as the Company’s independent registered public accounting firm for the year ending December 31, 2008.  TS has informed the Company that it completed its client acceptance process on March 24, 2009.  On April 12, 2008, the Company engaged the Accounting firm of Whitley Penn LLP (WP).  While WP performed accounting services including reviewing the Company’s quarterly financial reporting, it did not perform an audit.

During the years ended December 31, 2008 and December 31, 2007 and through March 23, 2009, neither the Company nor anyone on its behalf has consulted with TS with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that TS concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with the selection of TS, on March 23, 2009 the Audit Committee decided not to continue the engagement of WP, and, as previously decided, not to renew the engagement of Malone & Bailey PC (M&B) as the Company’s independent registered public accounting firm effective immediately.

The reports of M&B on the Company’s financial statements for the years ended December 31, 2007 and December 31, 2006 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports include a qualification as to the Company’s ability to continue as a going concern.

During the years ended December 31, 2007 and December 31, 2006 and through September 30, 2008, there were no disagreements (as defined in Item 304(a)(l)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with M&B or WP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&B or WP, would have caused M&B or WP to make reference to the subject matter of the disagreements in its reports on the financial statements for such years.

The Company has provided M&B and WP with a copy of the above disclosures, and has requested that M&B and WP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above.  A copy of M&B’s letter dated March 30, 2009 is attached as Exhibit 16.1 to this Report.  A copy of WP’s letter dated March 30, 2009 is attached as Exhibit 16.2 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT 16.1

Consent Letter from Malone & Bailey PC.

March 30, 2009

Office of the Chief Accountant

Division of Corporate Finance

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

RE: eTELCHARGE.COM – SEC FILE No. 000-304799

Dear Sir or Madam:

We are the former independent auditors for eTELCHARGE.COM (the “Company”). We have read the Company’s current report on Form 8-K dated March 30, 2009 and are in agreement with the disclosure in Item 4.01, insofar as it pertains to our firm. We have no basis to agree or disagree with other statements of the Company contained therein.

Yours truly,

MALONE & BAILEY, PC

EXHIBIT 16.2

Consent Letter From Whitley Penn LLP

Securities and Exchange Commission

Station Place

100 F Street, NE

Washington, D.C. 20549

RE:

eTELCHARGE.COM

File No. 000-304799

We have read eTELCHARGE.COM’s statements included under Item 4.01 of its

Form 8-K dated March 30, 2009, which is to be filed with the Securities and Exchange Commission, and we agree with such statements as they pertain to our Firm.

/s/ Whitley Penn LLP

Dallas, Texas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Etelcharge.com

(Registrant)

Date: March 30, 2009

/s/ Robert Howe

By: Robert Howe

Title: President & Chief Executive Officer